SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2017

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Election of Mr. Moll to the Board of Directors
On December 20, 2017, the Board of Directors (the “Board”) of Citizens Community Bancorp, Inc., a Maryland corporation (the “Company”), elected James D. Moll to the Board of Directors as a Class I Director, effective January 1, 2018, to fill the vacancy on the Board created by the previously disclosed resignation of Timothy A. Nettesheim. No determination has been made concerning which committees Mr. Moll will serve on as a member of the Board. As a Class I Director, Mr. Moll will serve until the Company’s 2019 annual shareholders meeting.
Mr. Moll served as the Chief Financial Officer of Wells Financial Corp. (Wells) and its subsidiary, Wells Federal Bank from 1995 to 2016 and served as the Chief Executive Officer and President of Wells from 2015 until August of 2017 when the sale of Wells to the Company was completed. Mr. Moll also served on the board of directors of Wells from 2013 until the completion of the sale of the company in 2017. Mr. Moll holds a B.A. in Economics from St. John’s University, Collegeville, MN and a B.S. in Accounting from Minnesota State University, Mankato, MN. Mr. Moll is a Certified Public Accountant.

There is no arrangement or understanding between Mr. Moll and any other person pursuant to which he was selected as a director. Mr. Moll will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for directors. A description of the Company’s director compensation can be found under the caption “Director Compensation” in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on January 25, 2017. Mr. Moll’s compensation will be prorated to reflect the commencement date of his service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.
(Registrant)

Date: December 22, 2017	By:	/s/ James S. Broucek
James S. Broucek
Chief Financial Officer